EXHIBIT 99

MBT Financial Corp. Reports Third Quarter 2005 Earnings

MONROE, Michigan, October 13, 2005 - MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported third quarter net income of $2.6 million, a decrease of 57.9% from the $6.1 million reported for the third quarter of 2004. Basic and diluted earnings per share decreased 57.1% from $0.35 to $0.15. The decrease was the result of previously announced credit related charges of $4.9 million. Net Interest Income declined slightly to $13.1 million even though the average earning assets increased 3.8% as the fully taxable equivalent net interest margin declined from 3.93% to 3.61%. Net Income for the nine months ending September 30, 2005 was $12.8 million, a decrease of 25.3% from the $17.2 million earned in the first three quarters of 2004. Basic and diluted earnings per share decreased 24.5% from $0.98 to $0.74.

H. Douglas Chaffin, President and CEO, commented, “In the third quarter we took a special charge to earnings to realize certain losses incurred from the sale of Other Real Estate Owned (OREO) and to increase the provision for loan losses. The economy in southeast Michigan is not recovering as strongly as the rest of the nation, impacting the strength of the local real estate market.” Sales of OREO in the third quarter of 2005 resulted in losses of $789,000. Following these losses, the Bank wrote down the value of its remaining holdings of OREO, resulting in additional third quarter expense of $569,000. The Bank also reevaluated its loan portfolio in light of the current economic conditions. This resulted in a decision to increase the Provision for Loan Losses to $4.1 million in the third quarter of 2005. This is compared to the $600,000 provision recorded in both the third quarter of 2004 and the second quarter of 2005. This maintains the Bank’s Allowance for Loan and Lease Losses (ALLL) at $12.6 million, or 1.29% of Loans.

Mr. Chaffin further commented on the Bank’s continuing progress at improving asset quality. “Annualized Net Charge-offs increased to 1.70% of average loans this quarter as the process of cleaning up the non-performing assets progressed. The amount of charge offs was consistent with the specific allocations of our Allowance for Loan Losses for each of the credits charged off.”Non-performing assets decreased to 1.65% of total assets at September 30, 2005, down from 2.57% at December 31, 2004, and 2.55% at September 30, 2004. The Allowance for Loan Losses was $12.6 million, or 1.29% of total loans at September 30, 2005.

“The interest rate environment continued to challenge us in the third quarter. The net interest margin increased slightly compared to last quarter even though the flattening of the yield curve continued. We are pleased with the increase in non interest income, our expense control, and the reduction of non-performing assets. Compared to the third quarter of 2004, non interest income increased 8.5% while non interest expenses (excluding the OREO write downs) decreased 4.7%. We continue to focus on strategies that will result in future earnings growth: geographic expansion, product expansion, improving the quality of our staff, investment in technology, and asset quality improvement. At the same time, we are mindful of our traditional strengths: our dominant market position in Monroe County and our efficient operating structure.”

Total revenue, comprised of net interest income and non-interest income, was $16.8 million in the third quarter of 2005, a decrease of 1.3% compared to the same period of 2004. Mr. Chaffin noted, “Interest rate risk management is a crucial component of our strategy. We began to extend the duration of our liabilities and shorten the duration of our assets in the second half of 2003. This caused our cost of funds to increase while slowing the rate of increase in the yield on our earning assets. Although this reduced our net interest margin currently, we believe that we are better protected from future earnings volatility due to changes in interest rates.” The Bank’s balance sheet is insulated against additional interest rate risk; however, asset pricing tends to be influenced by longer term market rates while liability pricing tends to be influenced by shorter term rates. Over the last twelve months, the yield curve has flattened as short term rates increased and long term rates have decreased. This contributed to the decline in the Bank’s net interest margin.

Total assets were $1.61 billion at September 30, 2005, an increase of 3.6% from a year earlier. Loans grew $27.3 million, or 2.9% over the year, funded by deposit growth of $73.0 million, or 6.8% over the same period.

Shareholders’ equity at September 30, 2005 was $154.2 million, a twelve-month increase of 0.6%. Average equity to assets for the third quarter was 9.88% and total shares outstanding at quarter end were 17,272,923. Mr. Chaffin concluded, “Although the credit related charges are disappointing, we feel that we should be able to resume consistently growing earnings in future periods.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss third quarter results on Friday, October 14, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.MBandT.com. The call can also be accessed by calling (877) 407-8031. The event will be archived on the Company’s web site and available for one month following the call.

About the Company
MBT Financial Corp., is a single bank holding company headquartered in Monroe, Michigan. Founded in 1858, Monroe Bank & Trust is one of the largest community banks in Southeast Michigan, with more than $1.6 billion in assets. MBT is a full-service bank, offering personal and business accounts and complete credit options, along with the Wealth Management Group, one of the largest in the area. With 26 offices, 38 ATMs, PhoneLink telephone banking and eLink online banking, MBT prides itself on an incomparable level of service and access for its customers. Visit MBT’s web site at www.MBandT.com, where extensive financial and corporate information can be found in the Investor Relations section.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Herbert J. Lock
Chief Executive Officer	Chief Financial Officer	Investor Relations
(734) 384-8123	(734) 242-1879	(734) 242-2603
doug.chaffin@mbandt.com	john.skibski@mbandt.com	herb.lock@mbandt.com

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly
	2005	2005	2005	2004	2004
(dollars in thousands except per share data)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

EARNINGS
Net interest income	$13,113	$12,691	$12,622	$13,454	$13,627
FTE Net interest income	$13,659	$13,253	$13,185	$14,079	$14,277
Provision for loan and lease losses	$4,100	$600	$600	$691	$600
Non-interest income	$3,683	$3,664	$3,446	$3,793	$3,396
Non-interest expense	$9,023	$8,210	$8,729	$8,707	$8,025
Net income	$2,571	$5,369	$4,879	$5,442	$6,109
Basic earnings per share	$0.15	$0.31	$0.28	$0.32	$0.35
Diluted earnings per share	$0.15	$0.31	$0.28	$0.31	$0.35
Average shares outstanding	17,282,699	17,337,452	17,498,000	17,426,995	17,419,214
Average diluted shares outstanding	17,366,349	17,411,942	17,593,705	17,562,768	17,520,938

PERFORMANCE RATIOS
Return on average assets	0.64%	1.37%	1.26%	1.41%	1.59%
Return on average common equity	6.45%	14.08%	12.72%	14.02%	16.58%

Base Margin	3.32%	3.27%	3.30%	3.49%	3.55%
FTE Adjustment	0.14%	0.15%	0.15%	0.17%	0.18%
Loan Fees	0.15%	0.17%	0.17%	0.19%	0.20%
FTE Net Interest Margin	3.61%	3.59%	3.62%	3.85%	3.93%

Efficiency ratio	43.09%	49.98%	51.76%	47.47%	44.65%
Full-time equivalent employees	421	423	404	396	404

CAPITAL
Average equity to average assets	9.88%	9.72%	9.92%	10.04%	9.58%
Book value per share	$8.93	$9.09	$8.79	$8.89	$8.80
Cash dividend per share	$0.17	$0.16	$0.16	$0.16	$0.16

ASSET QUALITY
Loan Charge-Offs	$4,575	$698	$2,644	$2,451	$616
Loan Recoveries	$465	$633	$559	$376	$224
Net Charge-Offs	$4,110	$65	$2,085	$2,075	$392

Allowance for loan and lease losses	$12,565	$12,575	$12,040	$13,800	$15,184

Nonaccrual Loans	$14,872	$27,990	$27,625	$29,015	$29,993
Loans 90 days past due	$100	$48	$101	$230	$222
Restructured loans	$2,731	$2,035	$2,041	$3,715	$3,219
Total nonperforming loans	$17,703	$30,073	$29,767	$32,960	$33,434
Other real estate owned	$8,894	$5,068	$6,370	$6,958	$6,255
Nonperforming investment securities	$–	$–	$–	$–	$–
Total nonperforming assets	$26,597	$35,141	$36,137	$39,918	$39,689

Net loan charge-offs to average loans	1.70%	0.03%	0.89%	0.87%	0.17%
Allowance for losses to total loans	1.29%	1.30%	1.28%	1.46%	1.61%
Nonperforming assets to Gross Loans	2.73%	3.63%	3.84%	4.22%	4.20%
Nonperforming assets to total assets	1.65%	2.22%	2.33%	2.57%	2.55%
Allowance to nonperforming assets	47.24%	35.78%	33.32%	34.57%	38.26%

END OF PERIOD BALANCES
Loans and leases	$972,936	$966,935	$940,155	$945,881	$945,591
Total earning assets	$1,507,371	$1,492,957	$1,459,091	$1,465,322	$1,463,425
Total assets	$1,610,286	$1,583,433	$1,551,607	$1,552,279	$1,554,321
Deposits	$1,145,411	$1,106,180	$1,099,393	$1,100,711	$1,072,426
Interest Bearing Liabilities	$1,295,735	$1,260,731	$1,243,904	$1,237,742	$1,242,611
Shareholders' equity	$154,219	$157,140	$153,618	$155,346	$153,320
Total Shares Outstanding	17,272,923	17,285,950	17,472,389	17,465,839	17,419,910

AVERAGE BALANCES
Loans and leases	$969,498	$953,503	$949,978	$948,628	$934,031
Total earning assets	$1,499,601	$1,479,798	$1,475,802	$1,454,891	$1,444,880
Total assets	$1,600,591	$1,572,992	$1,567,950	$1,538,860	$1,529,700
Deposits	$1,139,831	$1,104,715	$1,117,572	$1,079,610	$1,062,755
Interest Bearing Liabilities	$1,279,137	$1,259,412	$1,253,664	$1,229,373	$1,228,637
Shareholders' equity	$158,097	$152,934	$155,580	$154,428	$146,579

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended September 30,
Dollars in thousands (except per share data)	2005	2004
Interest Income
Interest and fees on loans	$16,841	$14,888
Interest on investment securities-
Tax-exempt	1,242	1,398
Taxable	5,037	4,458
Interest on federal funds sold	57	–
Total interest income	23,177	20,744

Interest Expense
Interest on deposits	6,218	3,904
Interest on borrowed funds	3,846	3,213
Total interest expense	10,064	7,117

Net Interest Income	13,113	13,627
Provision For Loan Losses	4,100	600

Net Interest Income After
Provision For Loan Losses	9,013	13,027

Other Income
Income from trust services	1,045	953
Service charges and other fees	1,555	1,423
Net gain (loss) on sales of securities	(13)	(2)
Origination fees on mortgage loans sold	232	131
Bank Owned Life Insurance income	276	362
Other	588	529
Total other income	3,683	3,396

Other Expenses
Salaries and employee benefits	4,368	4,437
Occupancy expense	723	695
Other	3,932	2,893
Total other expenses	9,023	8,025

Income Before Provision
For Income Taxes	3,673	8,398
Provision For Income Taxes	1,102	2,289
Net Income	$2,571	$6,109

Basic Earnings Per Common Share	$0.15	$0.35

Diluted Earnings Per Common Share	$0.15	$0.35

Dividends Declared Per Common Share	$0.17	$0.16

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Nine Months Ended September 30,
Dollars in thousands (except per share data)	2005	2004
Interest Income
Interest and fees on loans	$47,595	$42,401
Interest on investment securities-
Tax-exempt	3,764	4,258
Taxable	14,468	11,893
Interest on federal funds sold	188	2
Total interest income	66,015	58,554

Interest Expense
Interest on deposits	16,623	10,570
Interest on borrowed funds	10,966	8,733
Total interest expense	27,589	19,303

Net Interest Income	38,426	39,251
Provision For Loan Losses	5,300	1,800

Net Interest Income After
Provision For Loan Losses	33,126	37,451

Other Income
Income from trust services	3,132	2,688
Service charges and other fees	4,331	4,073
Net gain on sales of securities	273	116
Origination fees on mortgage loans sold	537	460
Bank Owned Life Insurance income	824	1,128
Other	1,696	1,518
Total other income	10,793	9,983

Other Expenses
Salaries and employee benefits	13,915	13,419
Occupancy expense	2,507	2,192
Other	9,540	8,298
Total other expenses	25,962	23,909

Income Before Provision
For Income Taxes	17,957	23,525
Provision For Income Taxes	5,138	6,368
Net Income	$12,819	$17,157

Basic Earnings Per Common Share	$0.74	$0.98

Diluted Earnings Per Common Share	$0.74	$0.98

Dividends Declared Per Common Share	$0.49	$0.46

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	September 30,	December 31,	September 30,
Dollars in thousands	2005	2004	2004
Assets
Cash and Cash Equivalents
Cash and due from banks	$28,399	$20,540	$27,110
Federal funds sold	1,000	14,000	–
Total cash and cash equivalents	29,399	34,540	27,110

Securities - Held to Maturity	75,528	84,141	88,045
Securities - Available for Sale	444,686	408,353	417,350
Federal Home Loan Bank stock - at cost	13,221	12,947	12,810
Loans held for sale	640	778	371
Loans - Net	959,731	931,303	930,036
Accrued interest receivable and other assets	26,738	22,895	23,385
Bank Owned Life Insurance	35,976	35,152	34,908
Premises and Equipment - Net	24,367	22,170	20,306
Total assets	$1,610,286	$1,552,279	$1,554,321

Liabilities
Deposits:
Non-interest bearing	$151,376	$149,469	$148,515
Interest-bearing	994,035	951,242	923,911
Total deposits	1,145,411	1,100,711	1,072,426

Federal Home Loan Bank advances	256,500	256,500	253,500
Federal funds purchased	10,200	–	44,200
Repurchase agreements	35,000	30,000	21,000
Interest payable and other liabilities	8,956	9,722	9,875
Total liabilities	1,456,067	1,396,933	1,401,001

Stockholders' Equity
Common stock (no par value)	–	–	–
Additional paid-in capital	15,836	19,806	18,945
Retained Earnings	139,968	135,647	132,999
Accumulated other comprehensive income	(1,585)	(107)	1,376
Total stockholders' equity	154,219	155,346	153,320
Total liabilities and stockholders' equity	$1,610,286	$1,552,279	$1,554,321